EXHIBIT 10.1



                          AGREEMENT AND PLAN OF MERGER

                                      Among

                          COYOTE NETWORK SYSTEMS, INC.

                             PRIMARY KNOWLEDGE, INC.

                              DQE ENTERPRISES, INC.

                                 BARBARA CONRAD

                                       and

                                  JERRY CONRAD

                            Dated as of May 10, 2000


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                                Table of Contents

Section                                                                    Page
-------                                                                    ----
ARTICLE 1:  CERTAIN DEFINITIONS                                               1

ARTICLE 2:  THE TRANSACTIONS                                                  9
   2.1 The Merger                                                             9
   2.2 Effective Time                                                         9
   2.3 Closing                                                               10
   2.4 Articles of Incorporation and Bylaws of the Surviving Corporation     10
   2.5 Directors of the Surviving Corporation                                10
   2.6 Officers of the Surviving Corporation                                 10
   2.7 Conversion of Securities                                              10
   2.8 Deliveries at the Closing                                             11

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF EMPLOYEE AND THE COMPANY       13
   3.1 Authority                                                             13
   3.2 Capitalization                                                        13
   3.3 Organization and Qualification; Subsidiaries                          14
   3.4 Articles of Incorporation and Bylaws; Records                         14
   3.5 Financial Statements                                                  15
   3.6 Absence of Changes                                                    15
   3.7 Title to Assets; Equipment; Real Property, Leases; Inventory          17
   3.8 Receivables                                                           18
   3.9 Intellectual Property                                                 18
   3.10 Contracts                                                            22
   3.11 Compliance With Legal Requirements                                   25
   3.12 Governmental Authorizations                                          25
   3.13 Tax Matters                                                          26
   3.14 Employee and Labor Matters                                           27
   3.15 Benefit Plans; ERISA                                                 28
   3.16 Environmental Matters                                                30
   3.17 Sale of Products; Performance of Services                            31
   3.18 Insurance                                                            31
   3.19 Related Party Transactions                                           31
   3.20 Proceedings; Orders                                                  32
   3.21 Non-Contravention; Consents                                          32
   3.22 Brokers                                                              34
   3.23 Year 2000 Compliance                                                 34
   3.24 Tax Treatment                                                        34
   3.25 Full Disclosure                                                      34
   3.26 Powers of Attorney                                                   35
   3.27 Voting Arrangements                                                  35
   3.28 Change in Control Payments                                           35

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Section                                                                    Page
-------                                                                    ----
   3.29 Board Approval                                                       35
   3.30 Vote Required                                                        35

ARTICLE 4:  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS               35
   4.1 Authority                                                             35
   4.2 Title to Shares                                                       36
   4.3 Brokers                                                               36
   4.4 Accredited Investor                                                   36

ARTICLE 5:  REPRESENTATIONS AND WARRANTIES OF COYOTE                         36
   5.1 Organization and Qualification; Subsidiaries                          36
   5.2 Capitalization                                                        37
   5.3 Authority                                                             38
   5.4 SEC Filings; Financial Statements                                     38
   5.5 Title to Shares                                                       38
   5.6 Brokers                                                               39
   5.7 Board Approval                                                        39

ARTICLE 6:  COVENANTS                                                        39
   6.1 Conduct of Business of the Company                                    39
   6.2 No Solicitation                                                       41
   6.3 Notification of Certain Matters                                       42
   6.4 Shareholders' Meeting                                                 42
   6.5 Directors of Coyote                                                   42
   6.6. Voting Agreements                                                    43
   6.7 Best Efforts                                                          43
   6.8 Consents.                                                             43
   6.9 Certificate of Designations                                           44
   6.10 Listing of Coyote Common Stock                                       44
   6.11 Enterprises' Investment in the Company                               44
   6.12 Post-Closing Covenants of the Parties                                44
   6.13 Expenses                                                             48

ARTICLE 7:  CONDITIONS TO CLOSING                                            49
   7.1 Conditions Precedent to Obligations of the Company
        and the Shareholders                                                 49
   7.2 Additional Condition Precedent to Obligations of Enterprises          50
   7.3 Conditions Precedent to Obligations of Coyote                         50

ARTICLE 8:  TERMINATION                                                      51
   8.1 Termination                                                           51

                                       ii
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   8.2 Effect of Termination                                                 51

ARTICLE 9:  SURVIVAL; INDEMNIFICATION                                        51
   9.1 Survival                                                              51
   9.2 Indemnification by the Shareholders                                   52
   9.3 Indemnification by Coyote                                             52
   9.4 Notice of Claims                                                      53
   9.5 Third Party Claims                                                    53
   9.6 Limitation on Damages                                                 53
   9.7 No Circular Recovery                                                  54

ARTICLE 10:  MISCELLANEOUS                                                   54
  10.1  Representations                                                      54
  10.2  Dispute Resolution                                                   54
  10.3  Waiver                                                               55
  10.4  Assignment                                                           55
  10.5  Notices                                                              55
  10.6  Further Assurances                                                   56
  10.7  Severability                                                         57
  10.8  Counterparts                                                         57
  10.9  Construction                                                         57
  10.10 Entire Agreement; Amendment                                          57
  10.11 No Third Party                                                       57
  10.12 Public Announcements                                                 57

EXHIBITS

   Annex I    Form of Agreement of Merger                                   I-1
   Annex II   Form of Certificate of Merger                                II-1
   Annex III  Form of Restated Articles of Incorporation                  III-1
   Annex IV   Form of Bylaws                                               IV-1

Schedule of Exceptions

   Exhibit A -    Form of Personal Services Agreement                       A-1
   Exhibit B -    Form of Voting Agreement                                  B-1
   Exhibit C -    Form of Certificate of Designations, Preferences          C-1
                  and Rights of Series C Preferred Stock

   Exhibit D -    Form of Stock Purchase Warrant                            D-1
   Exhibit E -    Form of Opinion of Kirkpatrick and Lockhart LLP           E-1
   Exhibit F -    Form of Opinion of Cassady & Klein                        F-1
   Exhibit G -    Form of Opinion of Morrison & Foerster LLP     `          G-1
   Exhibit H -    Form of Put Agreement                                     H-1



                                      iii
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 10th day of May, 2000 among Coyote Network Systems, Inc., a Delaware corporation ("Coyote"), Primary Knowledge, Inc., a California corporation in the process of changing its name to HomeAccess MicroWeb, Inc. (the "Company"), DQE Enterprises, Inc., a Pennsylvania corporation ("Enterprises"), Barbara Conrad ("Conrad") and Jerry Conrad ("Employee"). Enterprises and Conrad are referred to collectively herein as the "Shareholders" and individually as a "Shareholder", and the Shareholders, the Company, Employee and Coyote are referred to collectively herein as the "Parties" and individually as a "Party."

                                   WITNESSETH:

         WHEREAS, the boards of directors of Coyote and the Company deem it advisable and in the best interests of their respective corporations and shareholders that the business of the Company be combined with that of Coyote in order to achieve the long-term business interests of Coyote and the Company;

         WHEREAS, the combination of the business of the Company with that of Coyote will be effected pursuant to the terms of this Agreement through a transaction in which HomeAccess Acquisition Corp., a wholly owned subsidiary of Coyote to be formed ("Acquisition"), will merge with and into the Company (the "Merger"), whereupon the Company will become a wholly owned subsidiary of Coyote and the Shareholders will become stockholders of Coyote;

         WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Company; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  "Affiliate" shall mean with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under a common control with, such Person. The term "control" (including the terms
"controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

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                  "Alternative  Transaction"  means any of the following:  (i) a transaction pursuant to which any Person (or group of Persons) other than Coyote or its Affiliates (a "Third Party") seeks to acquire, directly or indirectly, any of the outstanding shares of capital stock of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires any of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of all or substantially all of the assets of the Company (including for this purpose the outstanding equity securities of the Company's subsidiaries), (iv) the adoption by the Company of a plan of liquidation, the declaration or payment by the Company of an extraordinary dividend on any of its shares of capital stock or the effectuation by the Company of a recapitalization or other type of transaction that would involve either a change in the Company's outstanding capital stock or a distribution of assets of any kind to the holders of such capital stock, (v) the issuance by the Company of shares of capital stock to any Person, other than as contemplated by this Agreement or (vi) the repurchase by the Company of shares of the Company's capital stock.

                  "Associate" shall mean, with respect to any Person, any other Person (i) five percent or more of the equity of which is owned, directly or indirectly, by such Person or an Affiliate of such Person, (ii) any Person which owns, directly or indirectly, five percent or more of such Person or (iii) any Person five percent or more of the equity of which is owned, directly or indirectly, by a Person identified in clause (i) or (ii) of this definition.

                  "Business Day" shall mean any day other than a Saturday, Sunday or United States federal holiday.

                  "Company Common Stock" shall mean the common stock, no par value per share, of the Company.

                  "Company Contract" shall mean any Contract:

               (a) to which the Company is a party;

               (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or

               (c) under which the Company has or may acquire any right or interest.

                  "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

                  "Contract" shall mean, with respect to any Person, any legally binding written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance, obligation, promise or undertaking of any nature to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its business, properties or assets receive benefits.

                  "Coyote Common Stock" shall mean the common stock, par value $1.00 per share, of Coyote.

                  "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

               (a) that was established or adopted by the Company or any ERISA Affiliate or is maintained or sponsored by the Company;

               (b) in which the Company participates;

               (c) with respect to which the Company or any ERISA Affiliate is or may be required or permitted to make any contribution; or

               (d) with respect to which the Company or any ERISA Affiliate is or may become subject to any Liability.

                  "Defined  Benefit Plan" shall mean either a plan  described in
Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

                  "Employee  Benefit  Plan" shall have the meaning  specified in
Section 3(3) of ERISA.

                  "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

                  "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                  "Environmental Laws" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with the Company under Section 414 of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "GAAP" shall mean Generally Accepted Accounting Principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.

                  "Governmental Authorization" shall mean any:

                  (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                  (b)  right under any Contract with any Governmental Body.

                  "Governmental Body" shall mean any:

                  (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

                  (d)  multinational organization or body; or

                  (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

                  "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. ss.ss. 2011 et seq.

                  "Investment Sharing Agreement" means that certain Investment Sharing Agreement dated February 25, 1999, by and between Prehn, LP, an Idaho limited partnership, Wachtell, LP, an Idaho limited partnership, Conrad and the Company.

                  "Knowledge"   shall   mean  an   individual   deemed  to  have
"Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

                  A corporation shall be deemed to have "Knowledge" of a particular fact or matter only if a director, officer or key employee of such corporation has actual Knowledge, or could have had such Knowledge following investigation as set forth in clause (b) above, of such fact or matter.

                  "Law" shall mean any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree.

                  "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

                  "Liability" shall mean any debt, obligation, duty or liability of any nature including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

                  "Multiemployer Plan" means a plan described in Section 3(37) of ERISA.

                  "Order" shall mean any:

                  (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                  (b) Contract with any Governmental Body that is entered into in connection with any Proceeding.

                  "Ordinary Course of Business" shall mean an action taken by or on behalf of the Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, consistent with the Company's past practices and taken in the ordinary course of the Company's normal day to day operations;

                  (b) such action is not required to be authorized by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors and does not require any other separate or special authorization of any nature; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any special or separate authorization, in the ordinary course of the normal day to day operations of other Entities that are employed in businesses similar to Company's business.

                  "Person"  shall mean any  individual,  Entity or  Governmental
Body.

                  "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise has involved, any Governmental Body or any arbitrator or arbitration panel.

                  "Related Party" shall mean each of the following:

                  (a) each individual who is, or who has at any time been, an officer of the Company or a predecessor thereto;

                  (b) each member of the family of each of the individuals referred to in clause "(a)" above;

                  (c) any Entity (other than the Company) in which any one of the Persons referred to in clauses "(a)" or "(b)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

                  "Representatives" of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and representatives of such party. The Related Parties shall be deemed to be "Representatives" of the Company.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, par value $.01 per share, of Coyote.

                  "Subsidiary" of a specified Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone and/or through and/or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such legal entity or of which the specified Person controls the management.

                  "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

                  "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "Transaction Documents" shall mean, collectively, the Personal Services Agreement, the Agreement of Merger, the Certificate of Merger, the Promissory Note and the Warrant.

                  "Transactions"  shall mean (a) the  execution  and delivery of the respective Transaction Documents, and (b) all of the transactions contemplated by the respective Transaction Documents, including, without limitation, the Merger, and the performance by the Parties to the Transaction Documents of their respective obligations under the Transaction Documents.

                  (b) Each of the following terms is defined in the Section or reference set forth opposite such term below:

    Term                                                                Section
    ----                                                                -------
    Acquisition........................................................Recitals
    Additional Securities.......................................Section 6.12(e)
    Agreement..........................................................Preamble
    Agreement of Merger.............................................Section 2.2
    Beneficially Owns...........................................Section 6.12(a)
    Cassady & Klein Opinion......................................Section 2.8(b)
    Certificate of Designation......................................Section 6.9
    Certificate of Merger...........................................Section 2.2
    CGCL............................................................Section 2.1
    Closing.........................................................Section 2.3

    Closing Date....................................................Section 2.3
    Code...............................................................Recitals
    Company............................................................Preamble
    Company Preferred Stock.........................................Section 3.2
    Company Returns.............................................Section 3.13(b)
    Company Technology...........................................Section 3.9(b)
    Conrad.............................................................Preamble
    Coyote.............................................................Preamble
    Coyote Damages...............................................Section 9.2(a)
    Coyote Indemnitees...........................................Section 9.2(a)
    Coyote Preferred Stock..........................................Section 5.2
    Coyote SEC Reports..............................................Section 5.4
    Coyote Shareholder Approval.....................................Section 5.3
    Coyote Subsidiaries.............................................Section 5.1
    Damages.........................................................Section 9.4
    DGCL............................................................Section 2.1
    Disclosure Schedules..............................................Article 3
    Domain Names.................................................Section 3.9(j)
    Effective Time..................................................Section 2.2
    Employee...........................................................Preamble
    Enterprises........................................................Preamble
    Expenses.......................................................Section 6.13
    Financial Statements.........................................Section 3.5(a)
    Incorporated Third Party Technology..........................Section 3.9(k)
    Indemnified Party...............................................Section 9.4
    Indemnifying Party..............................................Section 9.4
    IP Registration..............................................Section 3.9(e)
    IP Rights....................................................Section 3.9(e)
    Leased Premises..............................................Section 3.7(c)
    Marks........................................................Section 3.9(d)
    Material Adverse Effect......................................Section 3.6(a)
    Merger.............................................................Recitals
    Millennial Dates.............................................Section 3.9(k)
    Party..............................................................Preamble
    Personal Services Agreement..................................Section 2.8(b)
    Plans.......................................................Section 3.15(a)
    Pledge Agreement.............................................Section 2.8(e)
    Products.....................................................Section 3.9(b)
    Promissory Note..............................................Section 2.8(b)
    Proxy Statement.................................................Section 6.4
    Put Agreement................................................Section 2.8(b)
    Registrable Securities.........................................Section 6.10
    Shareholder Damages.............................................Section 9.3
    Shareholder Designees.......................................Section 6.12(a)
    Shareholder Indemnitees.........................................Section 9.3
    Shareholders.......................................................Preamble

    Superior Proposal............................................Section 6.2(a)
    Surviving Corporation...........................................Section 2.1
    Technology...................................................Section 3.9(b)
    Technology Related Assets....................................Section 3.9(a)
    Termination Date.............................................Section 8.1(c)
    Third Party Licenses.........................................Section 3.9(c)
    Third Party Technologies.....................................Section 3.9(c)
    Voting Agreement................................................Section 6.6
    Warrant.....................................................Section 6.12(f)
    Year 2000 Compliant..........................................Section 3.9(k)

                                    ARTICLE 2

                                THE TRANSACTIONS

                  2.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time Acquisition shall be merged with and into the Company and the separate corporate existence of Acquisition shall thereupon cease. The Company, as the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), will be governed by the laws of the State of California. The Merger shall have the effects specified in the California General Corporation Law (the "CGCL") and the General Corporation Law of the State of Delaware (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of the Company will continue in the Surviving Corporation unaffected by the Merger.

                  2.2 Effective Time. As soon as practicable following the satisfaction of the conditions set forth in Article 7, the Parties will file an agreement of merger (the "Agreement of Merger") in substantially the form of Annex I with the Secretary of State of the State of California and the certificate of merger (the "Certificate of Merger") in the form of Annex II with the Secretary of State of the State of Delaware, in such form as is required by and executed in accordance with the relevant provisions of the CGCL and DGCL, and will make all other filings or recordings required under the CGCL and DGCL to consummate the Merger. The Merger will become effective upon the date and the time of the filing of the Agreement of Merger with the Secretary of State of the State of California and the Certificate of Merger with the Secretary of State of the State of Delaware, whichever is later, or at such other time as the Parties hereto may agree and as may be specified in the Agreement of Merger and Certificate of Merger in accordance with applicable law. The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

                  2.3 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, Pittsburgh, PA, as soon as practicable (but in no event more than 5 Business Days) after satisfaction or waiver of the conditions set forth in Article 7, unless another time, date or place is agreed to in writing by the Parties. The date on which the Closing occurs shall be referred to herein as the "Closing Date."

                  2.4 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, in accordance with the CGCL, (i) the Restated Articles of Incorporation, as amended, of the Company will be amended to read in their entirety as set forth in Annex III, and (ii) the Bylaws of the Company will be amended to read in their entirety as set forth in Annex IV.

                  2.5 Directors of the Surviving Corporation. At the Effective Time, the directors of Acquisition then in office will become the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  2.6 Officers of the Surviving Corporation. At the Effective Time, the officers of Acquisition will become the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  2.7 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of the Shareholders or any holders of any shares of capital stock of Acquisition:

                  (a) Each issued and outstanding share of common stock, par value .001 per share, of Acquisition shall be converted into and become one fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

                  (b) Each share of Company Common Stock outstanding immediately prior to the Merger shall be converted into the right to receive that number of fully paid and non-assessable shares of Coyote Common Stock equal to the quotient of (x) (i) $28,350,000 divided by (ii) 90% of the Trading Price of Coyote Common Stock as of the Closing Date (provided that if 90% of such Trading Price is less than $7.00, it shall be deemed to be $7.00, and if 90% of such Trading Price is greater than $9.875, it shall be deemed to be $9.875) divided by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. For purposes of this Section, Trading Price shall mean the last reported per share sale price of Coyote Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case, as reported by the Nasdaq National Market or such other United States securities exchange registered under the Exchange Act on which Coyote Common Stock are listed or admitted to trading. The conversion ratio as set forth in this Section 2.7(b) shall be subject to appropriate adjustment upon the occurrence of any stock split, stock dividend or combination of outstanding shares of Coyote Common Stock after the date of this Agreement and prior to the Closing Date. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto except the right to receive the foregoing shares of Coyote Common Stock.

                  (c) Each share of Company Preferred Stock outstanding immediately prior to the Merger shall be converted into the right to receive that number of fully paid and non-assessable shares of Series C Preferred Stock equal to the quotient of (x) 1,230,380 divided by (y) the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time. The conversion ratio as set forth in this Section 2.7(c) shall be subject to appropriate adjustment upon the occurrence of any stock split, stock dividend or combination of outstanding shares of Coyote Common Stock after the date of this Agreement and prior to the Closing Date. All such shares of Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto except the right to receive the foregoing shares of Series C Preferred Stock.

     2.8  Deliveries at the Closing.

     (a)  At the Closing, Enterprises shall deliver to Coyote:

          (i) stock certificates representing all of the Company Preferred Stock owned by Enterprises;

          (ii) the certificate of an executive officer of Enterprises required to be delivered to Coyote by Enterprises pursuant to Section 7.3(c) of this Agreement; and

          (iii)an opinion of Kirkpatrick and Lockhart LLP substantially in the form attached hereto as Exhibit E.

     (b) At the Closing, Conrad shall deliver to Coyote:

          (i) stock certificates representing all of the Company Common Stock owned by Conrad;

          (ii) the certificate required to be delivered to Coyote by Conrad pursuant to the Section 7.3(c) of this Agreement;

          (iii) an opinion of Cassady & Klein substantially in the form attached hereto as Exhibit F (the "Cassady & Klein Opinion"); and

          (iv) a put agreement in the form attached hereto as Exhibit H (the "Put Agreement"), duly executed by Conrad.

     (c) At the Closing or as otherwise set forth below, Coyote shall deliver or cause to be delivered:

          (i) to Enterprises, one or more certificates representing that number of shares of Series C Preferred Stock determined in accordance with Section 2.7(c), issued in the name of Enterprises;

          (ii) to Conrad, one or more certificates representing that number of shares of Coyote Common Stock determined in accordance with Section 2.7(b), rounded to the next whole share, issued in the name of Conrad, less that number of shares of Coyote Common Stock required to be pledged to Coyote by an Affiliate of Conrad in accordance with the terms of the Pledge Agreement, within three (3) Business Days after the Closing Date;

          (iii) to Employee, Two Million Dollars ($2,000,000) in accordance with the terms of the Personal Services Agreement;

          (iv) to Employee, the personal services agreement in the form attached hereto as Exhibit A (the "Personal Services Agreement"), duly executed by Coyote;

          (v) to each Shareholder, a copy of the Certificate of Designations certified by the Secretary of State of the State of Delaware;

          (vi) to each Shareholder, the Voting Agreements, duly executed by the parties thereto;

          (vii) to each Shareholder, the certificate required to be delivered to the Shareholders by Coyote pursuant to Section 7.1(c) of this Agreement;

          (viii) an opinion of Morrison & Foerster LLP substantially in the form attached hereto as Exhibit G; and

          (ix) the Put Agreement, duly executed by Coyote.

     (d)  At the Closing, the Company shall deliver to Coyote:

          (i) the certificate required to be delivered to Coyote by the Company pursuant to Section 7.3(c) of this Agreement; and

          (ii) the Cassady & Klein Opinion.

     (e) At the  Closing,  Employee  shall  deliver or cause to be  delivered to
Coyote:

          (i) the Personal Services Agreement, duly executed by Employee;

          (ii) a promissory note in the amount of $2,000,000 in the form attached to the Personal Services Agreement (the "Promissory Note"), duly executed by Employee; and

          (iii) the pledge and security agreement in the form attached to the Personal Services Agreement (the "Pledge Agreement"), duly executed by an executive officer of pledgor.

                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF EMPLOYEE AND THE COMPANY

                  Except as specifically set forth in the disclosure schedule delivered by Employee and the Company to Coyote at or prior to the execution of this Agreement the parts of which are numbered to correspond to the Section numbers of this Agreement (the "Disclosure Schedules"), Employee and the Company hereby represent and warrant to Coyote that:

                  3.1 Authority. The Company has all necessary power and authority to execute and deliver this Agreement and the Transaction Documents to which it is or is to become a party, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which the Company is or is to become a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or any Transaction Document or to consummate such transactions. This Agreement has been validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Transaction Documents to which the Company is or is to become a party, when executed and delivered by the Company at the Closing, will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                  3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock. As of the date of this Agreement, 500,000 shares of Company Common Stock are issued and outstanding, all of which are owned by Conrad, and Enterprises owns warrants to purchase an aggregate of 214,286 shares of preferred stock, $.01 par value per share ("Company Preferred Stock"), to be designated Series A Convertible Preferred Stock. Immediately prior to the Effective Time, the outstanding capital stock of the Company shall consist of 500,000 shares of Company Common Stock, all of which shall be owned by Conrad, and 214,286 shares of Company Preferred Stock, all of which shall be owned by Enterprises. Except as set forth in this Section 3.2, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. Except as set forth in the Investment Sharing Agreement, all Company Common Stock and Company Preferred Stock are free and clear of all Encumbrances and have been duly authorized, validly issued, fully paid and nonassessable, will not be subject to preemptive rights and have been issued in full compliance with all applicable securities laws and other Legal Requirements. There are no outstanding contractual obligations of the Company to repurchase, redeem or acquire any shares of capital stock of the Company or security convertible into or exchangeable for any of the foregoing.

                  3.3      Organization and Qualification; Subsidiaries.

                           (a)      The Company has been duly organized and is
validly existing and in good standing under the laws of the State of California, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Company. The Company has no Subsidiaries and has never owned beneficially or otherwise any equity interest in any other Person.

                           (b)      The Company has never conducted any business
under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or name other than the name set forth in its articles of incorporation, as amended. The Company is in the process of changing its name to HomeAccess MicroWeb, Inc.

                  3.4      Articles of Incorporation and Bylaws; Records.

                           (a)      The Company has delivered to Coyote accurate
and complete copies of: (i) the Company's articles of incorporation and bylaws, including all amendments thereto; (ii) the stock records of the Company; and
(iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, and any predecessor thereto, and the board of directors of the Company, and any predecessor thereto. There have been no meetings or other proceedings of the shareholders of the Company, or any predecessor thereto, or the board of directors of the Company, or any predecessor thereto, that are not reflected in such minutes or other records.

                           (b)      There has not been any violation of any of
the provisions of the Company's articles of incorporation or bylaws or of any resolution adopted by the Company's shareholders or the Company's board of directors, and to the Knowledge of the Company no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

                           (c)      The books of account, stock records, minute
books and other records of the Company are accurate, up to date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Company and any predecessor thereto are in the actual possession and direct control of the Company.

                  3.5      Financial Statements.

                           (a)      The Company has delivered to Coyote the
unaudited balance sheet of the Company as of December 31, 1999 and the unaudited balance sheet of the Company as of April 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related statements of operations, changes in shareholders' equity and cash flows of the Company for the period from inception (January 19, 1999) through December 31, 1999 and for the four month period ending April 30, 2000, together with the notes thereto, if any (collectively, the "Financial Statements").

                           (b)      All of the Financial Statements are accurate
and complete in all material respects. The Financial Statements are in accordance with the books and records of the Company, present fairly the financial position of the Company as of the respective dates thereof and the results of operations and changes in shareholders' equity and cash flows of the Company for the respective periods covered thereby.

                           (c)      At the date of the Unaudited Interim Balance
Sheet, (i) the Company had no Liabilities of any nature (matured or unmatured, fixed or contingent) required to be provided for in such Unaudited Interim Balance Sheet which were not provided for and (ii) the Company had no other material Liabilities of any nature (matured or unmatured, fixed or contingent).

                           (d)      As of the date of this Agreement, the
Company has no Liabilities in excess of $10,000 individually or in the aggregate, except for (i) Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; and (ii) accounts payable and Liabilities incurred by the Company in the Ordinary Course of Business since the date of the Unaudited Interim Balance Sheet.

                  3.6      Absence of Changes.  Since April 30, 2000:

                           (a)      there has not been any material adverse
change in the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects, and no event has occurred that likely would have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, results of operations or prospects (a "Material Adverse Effect") of the Company;

                           (b)      there has not been any material loss, damage
or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                           (c)      the Company has not (i) declared, accrued,
set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                           (d)      the Company has not sold or otherwise issued
any shares of capital stock or any other securities, except as contemplated by this Agreement;

                           (e)      the Company has not amended its articles of
incorporation   or  bylaws  and  has  not  effected  or  been  a  party  to  any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                           (f)      the Company has not purchased or otherwise
acquired any asset from any other Person, except for assets acquired by the Company in the Ordinary Course of Business;

                           (g)      the Company has not leased or licensed any
asset from any other Person except for assets leased or licensed in the Ordinary Course of Business;

                           (h)      the Company has not made any individual
capital expenditure, measured by invoice amount, in excess of $10,000;

                           (i)      the Company has not sold or otherwise
transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company from its inventory in the Ordinary Course of Business;

                           (j)      the Company has not written off as
uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, except in the Ordinary Course of Business;

                           (k)      the Company has not pledged or hypothecated
any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except in the Ordinary Course of Business;

                           (l)      the Company has not made any loan or advance
to any other Person, including without limitation, any shareholder of the Company; (m) the Company has not (i) established or adopted any Employee Benefit Plan or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than increases for non-officer employees consistent with the Company's review and compensation policies in force prior to the date of this Agreement;

                           (n)      the Company has not entered into, and
neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract, except in the Ordinary Course of Business;

                           (o)      no Contract by which the Company or any of
the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated, except in the Ordinary Course of Business;

                           (p)      there has been no borrowing or agreement to
borrow by the Company or change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or other-wise or grant of a mortgage or security interest in any property of the Company, and the Company has not incurred, assumed or otherwise become subject to any Liabilities, other than accounts payable incurred by the Company in the Ordinary Course of Business;

                           (q)      the Company has not discharged any
Encumbrance or discharged or paid any indebtedness or other Liability, except any that (i) are reflected as current liabilities in the Unaudited Interim Balance Sheet or have been incurred by the Company since the date thereof in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

                           (r)      the Company has not forgiven any debt or
otherwise released or waived any right or claim;

                           (s)      the Company has not changed any of its
methods of accounting or accounting practices in any respect;

                           (t)      the Company has not entered into any
transaction or taken any other action  outside the Ordinary  Course of Business;
and

                           (u)      the Company has not agreed or committed
(in writing or otherwise) to take any of the actions referred to in clauses (c) through (t) above.

              3.7  Title to Assets; Equipment; Real Property, Leases; Inventory.

                           (a)      The Company owns, and has good, valid and
marketable title to, all material assets it purports to own, including (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets acquired by the Company since the date of the Unaudited Interim Balance Sheet; and (iii) all other material assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any Encumbrances, except liens for current taxes and assessments not delinquent.

                           (b)      To the Knowledge of the Company, each
material asset of the Company (i) is free of defects and deficiencies and in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted); (ii) complies in all respects, and is being operated and otherwise used in full compliance, with all applicable Legal Requirements; and (iii) is adequate for the uses to which it is being put.

                           (c)      The Company does not own any real property
or any interest in real property, except for the leaseholds created under the real property leases identified in Section 3.7(c) of the Disclosure Schedule (the "Leased Premises"). Section 3.7(c) of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises. The Company has delivered to Coyote complete copies of all such leases. Coyote will obtain a valid leasehold interest in such leases, in each case free and clear of all title defects, Encumbrances and restrictions of any kind, except: (i) mechanics', carriers', workers' and other similar liens arising in the Ordinary Course of Business since the date of the Unaudited Interim Balance Sheet and (ii) liens for current taxes not yet due and payable.

                           (d)      All leases pursuant to which the Company
leases real or personal property are valid and effective in accordance with their respective terms and, to the Company's Knowledge, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof.

                           (e)      The Company's Leased Premises are in a
condition adequate for the conduct of the business in the Ordinary Course of Business, and the Company owns, or has a valid leasehold interest in or license to, all assets necessary for the conduct of its business as presently conducted.

                           (f)      The Company does not have any inventory.

                  3.8      Receivables.

                           (a)      All existing accounts receivable of the
Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since such date and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and (ii) are current and, in the aggregate, will be collected in full (without any counterclaim or setoff), net of reserves, on or before the later of 90 days from the date of invoice or 60 days from the date hereof.

                           (b)      The Company has no oral contracts or
agreements to deliver products or provide services

                  3.9      Intellectual Property.

                           (a)      General.  The Company owns or is licensed
and has all rights in and to the following as required to conduct its business as now conducted and as proposed to be conducted in any written materials furnished by the Company: (a) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formula, drawings, designs, improvements, discoveries, concepts, user interfaces, software, "look and feel," development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, know-how, concepts and other technology that are now, or during the two years prior to the date of this Agreement have been, or currently are proposed to be, developed, produced, used, marketed or sold by the Company (collectively, the "Technology-Related Assets"); and (b) all intellectual property and other proprietary rights in the Technology-Related Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

                           (b)      Company Technology.  Section 3.9(b) of the
Disclosure Schedule sets forth a list of all products and tools developed, produced, used, marketed or sold by the Company during the two years prior to the date of this Agreement and owned by the Company as of the date of the Unaudited Interim Balance Sheet, together with all prior versions, predecessors or precursors to such products or tools (collectively, the "Products"). Except as set forth in Section 3.9(b) of the Disclosure Schedule and except for the Third Party Technologies (as defined in Section 3.9(c)), the Company owns all right, title and interest in and to the following (collectively, the "Technology"), free and clear of all Encumbrances: (i) the Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto; (ii) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (i) above; (iii) any and all technology and work in progress related to the items set forth in clauses (i) and (ii) above; and (iv) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related to the items set forth in clauses (i), (ii), and (iii) above. The Technology, excluding the Third Party Technologies (as defined below), is sometimes referred to herein as the "Company Technology."

                           (c)      Third Party Technology.  Section 3.9(c) of
the Disclosure Schedule sets forth a list of all Technology used in the Company's business for which the Company does not own all right, title and interest (collectively, the "Third Party Technologies"), and all license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third Party Technologies (the "Third Party Licenses"), indicating, with respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use (free of any material restriction not expressly set forth in the Third Party Licenses) (a) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology and (b) all other Third Party Technology necessary for the conduct of the Company's business as now conducted and as proposed to be conducted in any written materials furnished by the Company to Coyote. All Third Party Licenses are valid, binding and in full force and effect, the Company and, to the Company's Knowledge, each other party thereto have performed in all material respects their obligations thereunder, and neither the Company nor, to the Company's Knowledge, any other party thereto is in material default thereunder, nor to the Company's Knowledge has there occurred any event or circumstance that with notice or lapse of time or both would constitute a material default or event of material default on the part of the Company or, to the Company's Knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received written notice or to the Company's knowledge any other notice that any party to any Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder.

                           (d)      Trademarks. Section 3.9(d) of the Disclosure
Schedule sets forth a list of all trademarks, trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used by the Company in its business (the "Marks"). Except as set forth in Section 3.9(d) of the Disclosure Schedule, the Company has full legal and beneficial ownership, free and clear of any Encumbrances, of all rights conferred by use of the Marks in connection with the Products or otherwise in the Company's business and, as to those Marks that have been registered in the United States Patent and Trademark Office, by federal registration of the Marks.

                           (e)      Intellectual Property Rights. Section 3.9(e)
of the Disclosure Schedule sets forth all patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP Registrations") associated with the Company Technology and the Marks. Except as set forth in Section 3.9(e) of the Disclosure Schedule, the Company owns all right, title and interest, free and clear of any Encumbrances, in and to the IP Registrations, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology and the Marks (collectively, the "IP Rights").

                           (f)      Maintenance of Rights.  The Company has not
conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the IP Rights or the IP Registrations, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights or IP Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 3.9(f) of the Disclosure Schedule, the Company has not granted to any third party any rights or permissions to use any of the Technology or the IP Rights. To the best of the Company's Knowledge, except pursuant to reasonably prudent safeguards, (a) no third party has received any confidential information relating to the Technology or the IP Rights and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

                           (g)      Third Party Claims.  The Company has not
received written notice or to the Company's Knowledge any other notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto. All the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any written notice, or to the Company's Knowledge any other notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights. To the Company's Knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

                           (h)      Infringement by the Company.  The use of any
of the Technology in the Company's business does not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto. The use of any of the Marks and other IP Rights in the Company's business does not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto. The Company has not received any written notice, or to the Company's Knowledge any other kind of notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology or the Marks or other IP Rights, or claiming that any other entity has any claim of infringement with respect thereto.

                           (i)      Confidentiality.  The Company has not
disclosed any source code regarding the Technology to any person or entity other than those persons or entities set forth on Section 3.9(i) of the Disclosure Schedule, all of whom have entered into a written nondisclosure agreement with the Company. The Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology. Neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology. The Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed in Section 3.9(i) of the Disclosure Schedule, the Company has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

                           (j)      Domain Names.  Section 3.9(j) of the
Disclosure Schedule sets forth a list of all Internet domain names used by the Company in its business (collectively, the "Domain Names"). The Company has, and upon the Closing the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

                           (k)      Year 2000.  The Company Technology, and to
the Company's Knowledge the Third Party Technology that is incorporated in or used in the development or production of the Company Technology (the "Incorporated Third Party Technology") is Year 2000 Compliant. The Company's business, financial condition and results of operations will not be materially adversely affected by Year 2000 Compliance related issues. The term "Year 2000 Compliant" as used herein means that (i) each item of Company Technology, and, to the Company's knowledge, the Incorporated Third Party Technology, on dates on and after January 1, 2000 (the "Millennial Dates"), will calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such Company Technology, and to the Company's Knowledge, Incorporated Third Party Technology records, stores, processes, calculates and presents calendar dates on or before any Millennial Date, and (ii) the Millennial Dates will not adversely affect the operation of such Company Technology, and to the Company's Knowledge, such Incorporated Third Party Technology, with respect to date-dependent data or computations, output, or other routines or functions.

                           (l)      Indemnification. Except pursuant to standard
end user licenses, (true and correct copies of which have been provided to Coyote or its counsel), the Company has not entered into any agreement or offered to indemnify any Person against any charge of infringement by the Technology or IP Rights, or any other intellectual property or right. The Company has not entered into any agreement granting any Person the right to bring any infringement action with respect to, or otherwise to enforce, any of the Technology or IP Rights.

                           (m)      Restrictions on Intellectual Property.  To
the Knowledge of the Company, none of the Company's officers or employees has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

                  3.10     Contracts.

                           (a)      Section 3.10 of the Disclosure Schedule
lists each of the following Company Contracts:

                                    (i)     any Company Contract or series of
related Company Contracts requiring in the aggregate payments after the date hereof by or to the Company of more than $10,000;

                                    (ii)    any Company Contract with or for the
benefit of any current or former officer, director, shareholder, employee or consultant of the Company;

                                    (iii)   any Company Contract with any labor
union or association representing any employee of the Company;

                                    (iv)   any Company Contract for the purchase
or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate the Company to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

                                    (v)     any Company Contract for sale of any
of the assets or properties of the Company other than in the Ordinary Course of Business or for the grant to any Person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

                                    (vi)    any agreement of surety, guarantee
or indemnification, other than agreements in the Ordinary Course of Business with respect to obligations in an aggregate amount not in excess of $10,000;

                                    (vii)   any Company Contract containing
covenants of the Company not to compete in any line of business, in any geographic area or with any Person or covenants of any other Person not to compete with the Company or in any line of business of the Company;

                                    (viii)  any Company Contract granting or
restricting the right of the Company to use any Company Technology, Marks or IP Rights;

                                    (ix)    any Company Contract with customers
or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                                    (x)     any Company Contract with any holder
of securities of the Company as such (including, without limitation, any Company Contract containing an obligation to register any of such securities under any federal or state securities laws);

                                    (xi)    any Company Contract obligating the
Company to deliver services or product enhancements or containing a "most favored nation" pricing clause;

                                    (xii)   any Company Contract relating to the
acquisition by the Company of any operating business or the capital stock of any other person;

                                    (xiii)  any Company Contract requiring the
payment to any Person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commission or fees to employees in the Ordinary Course of Business);

                                    (xiv)  any Company Contract or note relating
to or evidencing outstanding indebtedness for borrowed money;

                                    (xv)    any lease, sublease or other Company
Contract under which the Company is lessor or lessee of any real property or equipment or other tangible property with respect to obligations in excess of $10,000; and

                                    (xvi)   any other material Company Contract
whether or not made in the Ordinary Course of Business.

                           (b)      Each Company Contract is valid and in full
force and effect, and is enforceable by the Company in accordance with its material terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

                           (c)      Neither the Company nor any party to a
Company Contract is in default under any Company Contract. No event has occurred, and no circumstance or condition exists, that likely would (with or without notice or lapse of time) (i) result in a violation or breach of any of the provisions of any Company Contract, (ii) give any Person the right to declare a default or exercise any remedy or hinder any Company Contract, (iii) give any Person the right to accelerate the maturity or performance of any Company Contract, or (iv) give any Person the right to cancel, terminate or modify any Company Contract. The Company has not waived any of its rights under any Company Contract, except in the Ordinary Course of Business.

                           (d)      To the Company's Knowledge, each Person
against which the Company has or may acquire any rights under any Company Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

                           (e)      (i) The Company has never guaranteed or
otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person except in the Ordinary Course of Business; and (ii) the Company has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

                           (f)      To the Knowledge of the Company, the
performance of the Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                           (g)      No Person is materially renegotiating, nor
has the contractual right to materially renegotiate, any amount paid or payable to the Company under any Company Contract or any other material term or provision of any Company Contract.

                           (h)      Schedule 3.10(h) of the Disclosure Schedule
identifies and provides an accurate and brief description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company that would commit the Company to deliver goods or provide services with a value in excess of $20,000 and is outstanding.

                           (i)     No party to any Company Contract has notified
the Company or made a claim to the effect that the Company has failed to perform an obligation thereunder. In addition, to the Knowledge of the Company, there is no plan, intention or indication of any contracting party to any Company Contract to cause the termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect the benefits derived or expected to be derived therefrom by the Company.

                           (j)      The Contracts identified in Section 3.10 of
the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

                  3.11     Compliance With Legal Requirements.

                           (a)      The Company is in compliance with each Legal
Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets.

                           (b)      To the Knowledge of the Company, no event
has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement.

                           (c)      The Company has not received at any time any
notice or other communication (in writing or otherwise) from any Governmental Body, or any other Person, regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or
(ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                           (d)      To the Knowledge of the Company, no
Governmental Body has proposed or is considering any Legal Requirement (other than any Legal Requirement that would be applicable generally to the industry in which the Company competes) that, if adopted or otherwise put into effect, would specifically affect the Company and (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects or on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transaction Documents, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  3.12     Governmental Authorizations.

                           (a)      Section 3.12 of the Disclosure Schedule
identifies (i) each Governmental  Authorization that is held by the Company; and
(ii) each other Governmental Authorization that, to the Knowledge of the Company, is held by any of the Company's employees and is used in connection with the Company's business. The Company has delivered to Coyote accurate and complete copies of all of the Governmental Authorizations identified in Section
3.12 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Section 3.12 of the Disclosure Schedule is valid and in full force and effect.

                           (b)      The Governmental Authorizations identified
in Section 3.12 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

                  3.13     Tax Matters.

                           (a)      Each Tax required to have been paid, or
claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                           (b)      "Company Returns" means all  Tax Returns
required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the date hereof. All Company Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in material compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the date hereof, and all amounts otherwise payable in connection with the Company Returns on or before the date hereof, have been paid. The Company has delivered to Coyote accurate and complete copies of Company Returns filed by the Company.

                           (c)      The Company's liability for unpaid Taxes for
all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements. The Company has established in the Ordinary Course of Business reserves for the payment of all Taxes for the period from the date of the Financial Statements through the date hereof and has disclosed the dollar amount of such reserves to the Coyote.

                           (d)      Section 3.13(d) of the Disclosure Schedule
accurately identifies each examination or audit of any Company Return that has been conducted by any Governmental Body. The Company has delivered to Coyote accurate and complete copies of all audit reports and similar documents relating to Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                           (e)      No claim or other Proceeding is pending or
to the Company's Knowledge has been threatened against or with respect to Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any Governmental Body to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

                           (f)      There is no agreement, plan, arrangement or
other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

                           (g)      Company has no net operating losses or other
tax attributes presently subject to limitation under Code Sections 382, 383, or 384.

                           (h)      The Company is not liable for Taxes incurred
by any individual, trust, corporation, partnership or other entity other than Company, either as a transferee or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state or local law or regulation. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                           (i)      The Company is not a party to any joint
venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes.

                           (j)      The Company is not a United States real
property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  3.14     Employee and Labor Matters.

                           (a)      Section 3.14(a) of the Disclosure Schedule
accurately sets forth, with respect to each significant employee of the Company (including any significant employee of the Company who is on a leave of absence or on layoff status) (i) the name of such employee and the date as of which such employee was originally hired by the Company; (ii) such employee's title; (iii) such employee's annualized compensation as of the date of this Agreement; (iv) each Current Benefit Plan in which such employee participates or is eligible to participate; and (v) any Governmental Authorization that is held by such employee and that is used in connection with the Company's business.

                           (b)      Schedule 3.14(b) of the Disclosure Schedule
contains a list of individuals who are currently performing services for the Company and are classified as "consultants" or "independent contractors," and the respective compensation of each such "consultant" or "independent contractor."

                           (c)      There is no former employee of the Company
who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company.

                           (d)      The Company is not a party to or bound by
any employment agreement or any union contract, collective bargaining agreement or similar Contract.

                           (e)      The employment of each of the Company's
employees is terminable by the Company at will. The Company has delivered to Coyote accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, employment agreements and other materials relating to the employment of the current employees of the Company.

                           (f)      To the Knowledge of the Company (i) no
significant employee of the Company intends to terminate his or her employment with the Company and the Company does not have a present intention to terminate the employment of any significant employee; (ii) no significant employee of the Company is currently considering, an offer to join a business that likely would be competitive with the Company's business; and (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that likely would have an adverse effect on (A) the performance by such employee of any of his or her duties or responsibilities as an employee of the Company, or (B) the Company's business or operations.

                           (g)      The Company is not engaged, and has never
been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and to the Knowledge of the Company no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute, nor has any event occurred, nor does any condition or circumstance exist, that likely would directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

                  3.15     Benefit Plans; ERISA.

                           (a)     Section 3.15 of the Disclosure Schedule lists
(i) all Employee Benefit Plans, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with

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
respect to any current or former employee or director of the Company or any ERISA Affiliate, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, which the Company or any ERISA Affiliate maintains, contributes to or has any obligation to or liability for (collectively, the "Plans").

                           (b)      None of the Plans is a Defined Benefit Plan,
and neither the Company nor any ERISA Affiliate has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan.

                           (c)      None of the Plans is a Multiemployer Plan,
and neither the Company nor any ERISA Affiliate has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan.

                           (d)      The Company does not maintain or contribute
to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under
Section 4980B of the Code and Sections 601 through 608 of ERISA.

                           (e)      Each Plan that is an Employee Benefit Plan
complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Code.

                           (f)      All reports, forms and other documents
required to be filed with any Governmental Body with respect to any Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

                           (g)      Each Plan intended to qualify under Section
401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service that provides that it so qualifies through the last day of the "TRA 86 Remedial Amendment Period," as such term is defined in
Section 3.02 of Revenue Procedure 96-55 issued by the Internal Revenue Service and that its related trust is exempt from taxation under Section 501 of the Code. To the Company's Knowledge, nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of such Plan or the tax exempt status of its related trust.

                           (h)      All contributions for all periods ending
prior to the Closing (including periods from the first day of the current plan year to the Closing) have been made prior to the Closing by the Company in accordance with past practice and the recommended contribution in any applicable actuarial report.

                           (i)      All insurance premiums have been paid in
full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing.

                           (j)      With respect to each Plan:

                                    (i)   no prohibited transactions (as defined
in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

                                    (ii)  no action or claims (other than
routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA) of the Plan;

                                    (iii)  neither the Company nor any fiduciary
has any Knowledge of any facts which could give rise to any such action or claim; and

                                    (iv)    it provides that it may be amended
or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability.

                           (k)      Neither the Company nor any ERISA Affiliate
has any liability or is threatened with any liability (whether joint or several)
(i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

                           (l)      All of the Plans listed in the Disclosure
Schedule, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

                           (m)      True, correct and complete copies of all
documents creating or evidencing any Plan listed in the Disclosure Schedule have been delivered to Coyote, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA) have been delivered to Coyote. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements listed in the Disclosure Schedule.

                           (n)      All expenses and liabilities relating to all
of the Plans described in the Disclosure Schedule have been, and will on the Closing be fully and properly accrued on the Company's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements.

                  3.16 Environmental Matters. The Company is and has been at all times in compliance in all respects with all Environmental Laws. The Company has now and at all times has had all the necessary permits required under Environmental Laws for the operation of its business, and is not and has not been in violation of any of the terms and conditions of any of its permits. The

Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Law. The Company has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any Hazardous Materials (whether lawfully or unlawfully) at any of the Leased Premises occupied or controlled by the Company on or at any time prior to the date hereof other than common household and office products in de minimis quantities. There are not and have not been any releases or threatened releases of any Hazardous Materials in any quantity (other than common household and office products in de minimis quantities) at, on, or from the Leased Premises, and to the Knowledge of the Company (a) there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law and (b) no former owner or user of the Leased Premises engaged in any type of manufacturing or commercial activity which might be reasonably expected to generate, manufacture, produce, transport, import, use, treat, refine, process, handle, store, discharge, release, or dispose of any Hazardous Materials (whether lawfully or unlawfully) on the Leased Premises.

                  3.17 Sale of Products; Performance of Services. The Company has not made any express warranties or guarantees relating to its products that are in effect as of the date hereof. No customer or other Person has ever asserted or threatened to assert any material claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or
(ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim. The Company has received no customer complaints pursuant to which the Company gave a credit or accepted a product return for a refund in either case in excess of $1,000.

                  3.18 Insurance. The Company does not currently have any insurance policies in place. The Company has not been refused any insurance with respect to its assets or operations, nor has any insurance carrier to which it has applied for any such insurance or with which it has carried insurance limited its coverage.

                  3.19     Related Party Transactions.

                           (a)      No Related Party has, and no Related Party
has at any time since January 1, 1999, had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

                           (b)      no Related Party is, or has been, indebted
to the Company;

                           (c)      no Related Party has entered into, or has
had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company and no such Contract, transaction or business dealing of any nature is necessary to operate the business of the Company as it is currently conducted;

                           (d)      to the Company's Knowledge, no Related Party
is competing, or has at any time competed, directly or indirectly, with the Company in any market served by the Company;

                           (e)      no Related Party has any claim or right
against the Company; and

                           (f)      to the Knowledge of the Company, no event
has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

                  3.20     Proceedings; Orders.

                           (a)      There is no pending Proceeding, and to the
Knowledge of the Company,  no Person has  threatened to commence any  Proceeding
(i) that involves the Company or that otherwise relates to or likely would affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that likely would directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                           (b)      No Proceeding has ever been commenced by or
against the Company, and no Proceeding otherwise involving or relating to the Company has been pending or threatened at any time.

                           (c)      The Company has delivered to Coyote accurate
and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in
Section 3.20 of the Disclosure Schedule.

                           (d)      There is no Order to which the Company, or
any of the assets owned or used by the Company, is subject.

                           (e)      To the Knowledge of the Company, no officer
or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

                           (f)      There is no Order that, or to the Knowledge
of the Company, proposed Order (other than any proposed Order that would be applicable generally to the data integration industry) that, if issued or otherwise put into effect, (i) likely would have a material adverse effect on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transaction Documents, or (ii) may have the effect of preventing, delaying, making legal or otherwise interfering with any of the Transactions.

                  3.21 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or the other Transaction Documents, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                           (a)      contravene, conflict with or result in a
violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors, if any;

                           (b)      to the Knowledge of the Company, contravene,
conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject;

                           (c)      cause the Company to become subject to, or
to become liable for the payment of, any Tax;

                           (d)      cause any of the assets owned or used by the
Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (e)      to the Knowledge of the Company, contravene,
conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                           (f)      contravene, conflict with or result in a
violation or breach of, or result in a default under, any material provision of any of the Company Contracts;

                           (g)      give any Person the right to (i) declare a
default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract;

                           (h)      give any Person the right to any payment by
the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person, in any such case as a result of the change in control of the Company or otherwise resulting from the Transactions; or

                           (i)      result in the imposition or creation of any
Encumbrance upon or with respect to any asset owned or used by the Company.

Except as set forth in Section 3.21 of the Disclosure Schedule, the Company will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation or performance of any of the Transactions. As of the date hereof, all such filings, notices and

Consents have been duly made, given or obtained and are in full force and effect, other than those which by their nature are required to be made, given or obtained after the execution of this Agreement, all of which shall be made, given or obtained within the time required therefor.

                  3.22 Brokers. The Company has not agreed or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

                  3.23 Year 2000 Compliance. All of the Company's products (including products currently under development) record, store, process and calculate and present calendar dates falling on and after January 1, 2000, calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates. All of the Company's material products lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

                  3.24 Tax Treatment. Neither the Company nor any of its Affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that could pose a material risk to the status of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

                  3.25     Full Disclosure.

                           (a)      Neither this Agreement (including all
Schedules, Exhibits and Annexes hereto), nor any of the Transaction Documents, contains any untrue statement of material fact or omits to state any fact necessary to make any of the representations, warranties or statements contained therein on behalf of the Company or any of the Shareholders not misleading. To the extent any representation or warranty permits omission of items otherwise required to be discussed because they are not material or do not or would not have a Material Adverse Effect on the Company, such omissions in the aggregate will not and do not have a Material Adverse Effect on the Company.

                           (b)      As of the date of this Agreement, the
Company has provided Coyote and Coyote's Representatives with full and complete access to all of the Company's records and other documents and data requested by them.

                           (c)      There is no fact within the Knowledge of
Company (other than publicly known facts relating exclusively to political or economic matters of general applicability) that (i) may have a Material Adverse Effect on the Company's business, condition, assets, liabilities, operation, financial performance, net income or prospects (in or any aspect or portion thereof) or on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transaction Documents, or
(ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                           (d)      All of the information set forth in the
Disclosure Schedule, other information regarding the Company and its business, condition, assets, liabilities, operation, financial performance, net income and prospects that have been furnished to Coyote or any of its Representatives by or on behalf of Company or any of the Company's Representatives, is accurate in all material respects.

                  3.26 Powers of Attorney. The Company has not given a power of attorney to any Person.

                  3.27     Voting Arrangements.  There are no outstanding
shareholder  agreements,   voting  trusts,  proxies  or  other  arrangements  or
understandings relating to the voting of any shares of the capital stock of the Company.

                  3.28 Change in Control Payments. The Company does not have any plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (whether in cash or property or the vesting of property) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company.

                  3.29 Board Approval. The board of directors of the Company has, as of the date of this Agreement, unanimously (i) approved, subject to shareholder approval, this Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the shareholders of Company and is on terms that are fair to such shareholders and
(iii) recommended that the shareholders of Company approve this Agreement and the Merger.

                  3.30 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock and the Company Preferred Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

                  Except as specifically set forth in the Disclosure Schedule delivered by the Shareholders to Coyote at or prior to the execution of this Agreement, each Shareholder hereby represents and warrants severally to Coyote that:

                  4.1 Authority. The Shareholder has all necessary power and, in the case of Enterprises, other than approval by Enterprises' Board of Directors, authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations under this Agreement and the Transaction Documents and to consummate the Merger and the other transactions contemplated by this Agreement and the Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents and the consummation by the Shareholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action other than, in the case of Enterprises, approval by Enterprises' Board of Directors, and no other proceedings on the part of the Shareholder are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby, other than, in the case of Enterprises, the approval of Enterprises' Board of Directors. This Agreement has been validly executed and delivered by the Shareholder and, in the case of Enterprises, subject to approval by Enterprises' Board of Directors, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms. Each of the Transaction Documents will, when duly executed and delivered by the Shareholder at the Closing, constitute a legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms.

                  4.2 Title to Shares. The Shareholder has legal, valid, beneficial and exclusive title to the shares of the capital stock of the Company owned by it, free and clear of all Encumbrances other than those imposed by the Securities Act and except as set forth in the Investment Sharing Agreement.

                  4.3 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Shareholder.

                  4.4 Accredited Investor. The Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The Shareholder (i) is purchasing the Series C Preferred Stock and the
Coyote Common Stock issuable pursuant to the terms of this Agreement for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, in violation of the Securities Act, (ii) has had an opportunity to ask questions of the officers and directors of, and has had access to information concerning, Coyote, (iii) has knowledge, sophistication and experience in business and financial matters and risks of such investment,
(iv) is able to bear the economic risk of such investment, and (v) is able to afford the complete loss of such investment.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF COYOTE

                  Except as specifically set forth in the Disclosure Schedule delivered by Coyote to the Company and the Shareholders at or prior to the execution of this Agreement, Coyote hereby represents and warrants to the Company and to each Shareholder that:

                  5.1 Organization and Qualification; Subsidiaries. Coyote and each Subsidiary of Coyote (collectively, the "Coyote Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Coyote and each Coyote Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect on Coyote.

Schedule 5.1 sets forth a complete and correct list of all of the Coyote Subsidiaries. Neither Coyote nor any Coyote Subsidiary holds any equity interest in any Person other than the Coyote Subsidiaries so listed.

                  5.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Coyote consists of (i) 30,000,000 shares of Coyote Common Stock and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Coyote Preferred Stock"), 700 shares of which are designated as 5% Series A Convertible Preferred Stock and 3,157,895 shares of which are designated Series B Preferred Stock. As of the date of this Agreement, (A) 124 shares of 5% Series A Convertible Preferred Stock are issued and outstanding, which are convertible into 206,666 shares of Coyote Common Stock, (B) 3,157,895 shares of Series B Preferred Stock are issued and outstanding, which are convertible into 3,157,895 shares of Coyote Common Stock, (C) 17,418,001 shares of Coyote Common Stock are issued and outstanding, (D) 708,692 shares of Coyote Common Stock are held in the treasury of Coyote, (E) 5,010,135 shares of Coyote Common Stock are issuable upon the exercise of outstanding warrants, and (F) 4,235,000 shares of Coyote Common Stock are issuable upon the exercise of outstanding options and options or restricted stock that may be granted under certain stock incentive plans of Coyote. Except as described above in this
Section 5.2, there are no shares of capital stock of Coyote authorized, issued or outstanding. As of the Effective Time, the authorized capital stock of Coyote shall consist of (i) 80,000,000 shares of Coyote Common Stock and (ii) 10,000,000 shares of Coyote Preferred Stock, 700 shares of which shall be designated as 5% Series A Convertible Preferred Stock, 3,157,895 shares of which shall be designated as Series B Preferred Stock and 1,230,380 shares of which shall be designated as Series C Preferred Stock. Except as set forth in filings made by Coyote with the SEC under the Securities Act and the Exchange Act or in this Section 5.2 and except for warrants and options and other rights granted as set forth above and certain commitments that are contingent upon the amendment to Coyote's certificate of incorporation that could amount to up to 3,150,000 additional options under the plans as amended by Coyote's preliminary proxy statement, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which Coyote or any Coyote Subsidiary is a party or by which Coyote or any Coyote Subsidiary is bound relating to the issued or unissued capital stock of Coyote or any Coyote Subsidiary or obligating Coyote or any Coyote Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Coyote or any Coyote Subsidiary. All shares of Coyote Common Stock and Series C Preferred Stock, upon issuance to the Shareholders at Closing, and all shares of Coyote Common Stock issuable upon conversion of the Series C Preferred Stock or otherwise pursuant to this Agreement or the Warrant, when issued, will be free and clear of all Encumbrances, other than those imposed by the Securities Act, and will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights. There are no outstanding contractual obligations of Coyote or any Coyote Subsidiary to repurchase, redeem or acquire any shares of Coyote Common Stock, Coyote Preferred Stock or any security convertible into or exchangeable for any of the foregoing. Each outstanding share of capital stock of each Coyote Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by Coyote or a Coyote Subsidiary is free and clear of all Encumbrances, other than those imposed by the Securities Act.

                  5.3 Authority. Coyote has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is or is to become a party, to perform its obligations hereunder and


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
thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which Coyote is or is to become a party and the consummation by Coyote of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action other than the approval of Coyote's stockholders and an increase in authorized shares by Coyote by Coyote's stockholders (the "Coyote Shareholder Approval") and no other corporate proceedings on the part of Coyote are necessary to authorize this Agreement or any Transaction Document or to consummate such transactions, except for the Coyote Shareholder Approval. This Agreement has been duly authorized and validly executed and delivered by Coyote and constitutes a legal, valid and binding obligation of Coyote, enforceable against it in accordance with its terms. The Transaction Documents to which Coyote or Acquisition is or is to become a party, when executed and delivered by Coyote or Acquisition at the Closing, will constitute legal, valid and binding obligations of Coyote or Acquisition, enforceable against it in accordance with their terms.

                  5.4 SEC Filings; Financial Statements.  Except as set forth in
Section 5.4 of the Disclosure Schedule, Coyote has filed all forms, reports and documents required to be filed by Coyote with the SEC since January 1, 1998 (collectively, together with any forms, reports and documents filed by Coyote with the SEC after the date hereof until the Closing, the "Coyote SEC Reports"). Each such report, when filed, complied in all material respects as to form with the requirements of the Exchange Act and, as of their respective dates, none of such reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes) contained in the Coyote SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the consolidated financial position of Coyote as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that unaudited interim financial statements contained in any quarterly report on Form 10-Q (i) were or are subject to normal year-end adjustments which were not or are not expected to be material in amount, and (ii) do not contain footnote disclosure.

                  5.5 Title to Shares. At the Effective Time, each Shareholder shall acquire legal and valid title to the shares of Coyote Common Stock or Series C Preferred Stock issued to him or it, in each case free and clear of all Encumbrances, other than those imposed by the Securities Act. Upon issuance, each Shareholder shall acquire legal and valid title to the shares of Coyote Common Stock underlying the Series C Preferred Stock and the Warrant and to all other shares of Coyote Common Stock issued pursuant to this Agreement, in each case free and clear of all Encumbrances, other than those imposed by the Securities Act.

                  5.6 Brokers. Except with respect to fees incurred by Coyote in connection with the fairness opinion to be issued by First Security Van Kasper (the payment of which will be the sole responsibility of Coyote), no broker,


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
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Coyote.

                  5.7 Board Approval. The board of directors of Coyote has, as of the date of this Agreement, unanimously (i) approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby and thereby,
(ii) determined that the Merger is in the best interests of the stockholders of Coyote and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Coyote approve this Agreement and the Merger.

                                    ARTICLE 6

                                    COVENANTS

                  6.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of Coyote, which consent shall not be unreasonably withheld, during the period from the date of this Agreement to the Closing, the Company shall conduct its operations only in the ordinary course of business and shall use its reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers and key employees of the Company, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the Closing, the Company shall not, without the prior written consent of Coyote, which consent shall not be unreasonably withheld:

                           (a)      amend or otherwise change the Company's
articles of incorporation or bylaws;

                           (b)      except as contemplated by this Agreement,
issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of Company capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any subsidiary or any of its affiliates;

                           (c)      sell, pledge, dispose of or encumber any
assets or inventory of the Company (except for (i) sales of assets or inventory in the Ordinary Course of Business, (ii) dispositions of obsolete or worthless assets, and (iii) pledges of assets pursuant to existing agreements, or agreements the Company is permitted to enter into in connection with the purchase of assets), or take any action that would reasonably be expected to result in any damage to, destruction or loss of any material asset of the Company (whether or not covered by insurance);

                           (d)      (i) declare, set aside, make or pay any
dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Company Common Stock, (ii) split, combine or reclassify any Company Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, (iii) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, except in accordance with preexisting commitments as of the date hereof, or propose to do any of the foregoing;

                           (e)      (i) acquire (by merger, consolidation, or
acquisition of stock or assets) any Entity or division thereof, or enter into or amend any Contract to effect any such acquisition, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of a subsidiary entered into in the Ordinary Course of Business) or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in each case in the Ordinary Course of Business (including pursuant to existing credit lines and lease facilities); (iii) provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Entity; (iv) except in the Ordinary Course of Business or otherwise provided or permitted by this Agreement, enter into or amend any material Contract which provides for the sale, license, or purchase by the Company of assets; (v) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $10,000; or (vi) enter into or amend any Contract to effect any of the matters prohibited by this Section 6.1(e);

                           (f)      increase the compensation payable or to
become payable to its officers or employees, except for increases in salary or wages of employees of the Company who are not executive officers of the Company in the Ordinary Course of Business in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis), or, except as consistent with past practice and in the Ordinary Course of Business, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

                           (g)      take any action to change accounting
policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

                           (h)      make any material Tax election inconsistent
with past practices or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

                           (i)      pay, discharge or satisfy any claims,
Liabilities  or  obligations   (absolute,   accrued,   asserted  or  unasserted,
contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business;

                           (j)      engage in any action or enter into any
transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by this Agreement;

                           (k)      undertake any revaluation of any of the
Company's assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business;

                           (l)      take, or allow to be taken or fail to take
any action which act or omission would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or

                           (m)      take, or agree in writing or otherwise to
take, any of the actions described in Sections 6.1(a) through (l).

                  6.2      No Solicitation.

                           (a)      The Company shall not, and shall not permit
or authorize its Representatives to initiate, solicit or encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Alternative Transaction, or enter into discussions (except as to the existence of these provisions) or negotiate with any Person in furtherance of such inquiries or to obtain an Alternative Transaction, or agree to, or endorse, any Alternative Transaction, or authorize or permit any of the Representatives of the Company to take any such action and the Company shall promptly notify Coyote of all relevant terms of any such inquiries or proposals received by the Company or its Representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Coyote a copy of such inquiry or proposal and promptly update Coyote as to any material changes with respect to such inquiry or proposal; provided, however, that nothing contained in this subsection (a) shall prohibit the board of directors of the Company and its Representatives from (i) furnishing information to, entering into a confidentiality agreement with, or entering into discussions or negotiations with, any Persons in connection with an unsolicited bona fide proposal in writing by such Person relating to an Alternative Transaction if, and only to the extent that (A) the board of directors of the Company determines in good faith, after consultation with its outside legal counsel, that such action is reasonably necessary to comply with its fiduciary duties under California law,
(B) such action is in response to an unsolicited bona fide written proposal made by a third party relating to an Alternative Transaction on terms which the Company's board of directors in good faith believes to be more favorable to the Company's shareholders than the Merger or may reasonably be expected to result in an Alternative Transaction on terms that the Company's board of directors in good faith believes is more favorable to the Company's shareholders than the Merger, and in each case for which financing, to the extent required, is then committed (a "Superior Proposal"), and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such Person the Company provides written notice to Coyote to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person;
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Transaction; or (iii) in the event of a Superior Proposal, entering into an agreement or understanding with respect to the Superior Proposal.

                           (b)      The Company shall immediately cease and
cause to be terminated any existing discussions or negotiations with any parties


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
(other than Coyote and Acquisition) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

                           (c)      The Company shall ensure that the
Representatives  of the Company are aware of the restrictions  described in this
Section 6.2.

                  6.3 Notification of Certain Matters. Each Party shall promptly notify the other Parties of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing or (ii) to cause any covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects, (b) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of such Party or the conditions to the obligations of any Party hereunder, (c) any notice or other material communications from any Governmental Body regarding the business or operations (past, present or prospective) of the Company, Coyote or any Coyote Subsidiary or in connection with the transactions contemplated by this Agreement and (d) the commencement of any Proceeding against Coyote or any Coyote Subsidiary.

                  6.4 Shareholders' Meeting. As promptly as practicable following the date Coyote mails its proxy statement for the 2000 annual meeting of stockholders (for which a preliminary proxy statement on Schedule 14A has been submitted to the SEC) (but in no event more than ten (10) Business Days after such date; provided that the Company and the Shareholders have provided Coyote all information necessary to the preparation of the amendment to the Proxy Statement), Coyote shall prepare and file with the SEC a preliminary proxy statement for a special meeting of stockholders (the "Proxy Statement") that, among other things, describes the transactions contemplated by this Agreement and seeks the approval of Coyote's stockholders to the same. Coyote shall use its best efforts to cause the Proxy Statement to be approved by the SEC as promptly as practicable. Subject to the requirements of the SEC and the Exchange Act, Coyote shall, as promptly as practicable, call a special meeting of its stockholders and shall cause to be distributed to its stockholders the Proxy Statement and shall use its best efforts to cause the Transactions to be approved by Coyote's stockholders. No additional amendment or supplement to the Proxy Statement shall be made without the approval of the Shareholders, which approval shall not be unreasonably withheld or delayed.

                  6.5 Directors of Coyote. Coyote shall take all action necessary (including, without limitation, adoption of an appropriate amendment to Coyote's by-laws, if necessary) to ensure that as of the Effective Time, the Board of Directors of Coyote shall be composed of 7 directors, 3 of whom shall be designated by Enterprises and 1 of whom shall be designated by Conrad. One of the 3 directors to be designated by Enterprises shall not be an Affiliate of Coyote, the Company or either Shareholder and shall be knowledgeable about the business of Coyote (as determined by Enterprises). The three directors designated by Enterprises pursuant to this Section 6.5 shall be in separate classes of Coyote's classified Board of Directors such that the initial terms of those directors shall expire at the annual meetings of the stockholders of Coyote to be held in 2001, 2002 and 2003, respectively. The initial term of the director designated by Conrad pursuant to this Section 6.5 shall expire at the annual meeting of the stockholders of Coyote to be held in 2003.

                  6.6. Voting Agreements. Each person who is a director of Coyote as of the Closing (other than the directors designated pursuant to Section 6.5), each person who is an officer (as defined in Rule 16a-1 under the Exchange Act) of Coyote as of the Closing and each stockholder of Coyote as of the Closing in which any person specified above has a direct or indirect interest, including, without limitation, KJR, LLC, shall execute and deliver to the Shareholders at the Closing a voting agreement in the form attached hereto as Exhibit B (each, a "Voting Agreement").

                  6.7 Best Efforts. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the Parties agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, as promptly as practicable, all things necessary, proper or advisable under applicable Laws to ensure that the conditions set forth in Article 5 are satisfied and to consummate and make effective the transactions contemplated by this Agreement including, but not limited to, (a) Coyote, the Company and the Shareholders taking all steps necessary or desirable to consummate the Merger and (b) Coyote using its best efforts to obtain the Coyote Shareholder Approval.

                  6.8 Consents. Prior to the Closing, each of the Parties shall use its best efforts to (i) obtain from any Governmental Body any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by such Party in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the Parties, with respect to this Agreement and the transactions contemplated hereby required
(A) under the Exchange Act and any other applicable federal or state securities laws, (B) under any other applicable Law, and (C) the rules and regulations of the Nasdaq National Market. No Party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated hereby at the behest of any Governmental Body without the consent and agreement of the other Parties to this Agreement. Each Party hereto shall promptly inform the others of any material communication from the SEC, the Nasdaq National Market or any other Governmental Body regarding any of the transactions contemplated by this Agreement. If any Party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Body with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

                  6.9 Certificate of Designation. Prior to the Closing, Coyote (acting through its Board of Directors) shall create the Series C Preferred Stock by adopting and filing with the Secretary of State of the State of Delaware the Certificate of Designation attached hereto as Exhibit C (the "Certificate of Designation").

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
                  6.10 Listing of Coyote Common Stock. Coyote shall, at Coyote's sole cost and expense, cause all shares of Coyote Common Stock that may be issued to either Shareholder (i) at the Closing, (ii) upon conversion of the Series C Preferred Stock, (iii) upon exercise of the Warrant or (iv) pursuant to
Section 6.12(d) and 6.12(e) of this Agreement (collectively, the "Registrable Securities") to be approved for listing on the Nasdaq National Market as of the Closing Date.

                  6.11 Enterprises' Investment in the Company. Notwithstanding any restrictions on the operations of the Company set forth in Section 6.1, at or prior to the Effective Time, Enterprises shall purchase securities in the Company that constitute, or upon conversion or exercise will constitute, thirty percent (30%) of the outstanding capital stock of the Company for an aggregate purchase price of Seven Million Dollars ($7,000,000) in cash. Such purchase of securities shall not be deemed an Alternative Transaction restricted pursuant to
Section 6.2 hereof.

                  6.12     Post-Closing Covenants of the Parties.

                           (a)      Directors of Coyote.  From and after the
Closing (i)(A) so long as Enterprises and/or its Affiliates collectively beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) ("Beneficially Owns") a number of shares of Coyote Common Stock equal to or greater than fifty percent (50%) of the number of shares of Series C Preferred Stock issued to Enterprises at the Closing (subject to adjustment in the event of stock splits, stock dividends and other similar events), Enterprises shall be entitled to designate for nomination by the Board of Directors of Coyote, and the Board of Directors of Coyote shall so nominate for election by Coyote's stockholders, three directors (in accordance with Section 6.5 of this Agreement), (B) so long as Enterprises and/or its Affiliates collectively Beneficially Own a number of shares of Coyote Common Stock equal to or greater than twenty five percent (25%) but less than fifty percent (50%) of the number of shares of Series C Preferred Stock issued to Enterprises at the Closing (subject to adjustment in the event of stock splits, stock dividends and other similar events), Enterprises shall be entitled to designate for nomination by the Board of Directors of Coyote, and the Board of Directors of Coyote shall so nominate for election by Coyote's stockholders, two directors and (C) so long as Enterprises and/or its Affiliates collectively Beneficially Own any shares of Coyote Common Stock but less than twenty five percent (25%) of the number of shares of Series C Preferred Stock issued to Enterprises at the Closing (subject to adjustment in the event of stock splits, stock dividends and other similar events), Enterprises shall be entitled to designate for nomination by the Board of Directors of Coyote, and the Board of Directors of Coyote shall so nominate for election by Coyote's stockholders, one director, and (ii) so long as Conrad Beneficially Owns a number of shares of Coyote Common Stock equal to or greater than thirty three percent (33%) of the number of shares of Coyote Common Stock issued to Conrad at the Closing (subject to adjustment in the event of stock splits, stock dividends and other similar events), Conrad shall be entitled to designate for nomination by the Board of Directors of Coyote, and the Board of Directors of Coyote shall so nominate for election by Coyote's stockholders, one director. The rights of each Shareholder under this Section 6.12(a) are freely transferable to any Person to whom or to which all of the shares of Series C Preferred Stock and Coyote Common Stock then Beneficially Owned by such Shareholder and its Affiliates are transferred; provided, however, that in the


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
case of a transfer of all of the shares of Series C Preferred Stock and Coyote Common Stock Beneficially Owned by a Shareholder and its Affiliates, the rights of such Shareholder under this Section 6.12(a) shall not be transferable to such transferee unless such transferee is first approved by Coyote, such approval not to be unreasonably withheld, conditioned or delayed; and provided, further, that a transfer by a Shareholder (or any of its Affiliates) of shares of Series C Preferred Stock and Coyote Common Stock and the rights of that Shareholder under this Section 6.12(a) to the other Shareholder (or any of its Affiliates) shall not require the prior approval of Coyote. Any disputes between a Shareholder and Coyote pursuant to the preceding sentence shall be resolved in accordance with the provisions of Section 10.2. So long as a Shareholder has rights to designate a director under this Section 6.12(a), that Shareholder shall be entitled to designate a successor to the director or directors designated by him or it in the case of any vacancy resulting from the death, resignation or removal of such designee prior to the expiration of his or her term. For so long as either Shareholder has the right to designate one or more directors for nomination pursuant to this Section 6.12(a), Coyote shall take all actions necessary to maintain the number of directors at seven (7) and shall not expand the Board of Directors or otherwise take any action to increase the number of directors to a number greater than seven (7), in each case without the prior written consent of each Shareholder. Within thirty (30) days after the date that Enterprises or Conrad loses the right to designate for nomination a director or directors to the Board of Directors of Coyote as set forth in this Section 6.12(a), Enterprises or Conrad, as the case may be, shall cause that number of directors that it no longer has the right to designate to resign from the Board of Directors of Coyote and the remaining directors shall appoint a new director or directors to fill the vacancy created by such resignation(s). From and after the Closing, Coyote shall indemnify each director designated pursuant to this
Section 6.12(a) (collectively, the "Shareholder Designees") to the fullest extent permitted by applicable Law with respect to any and all liabilities arising from or related to acts or omissions arising out of such individuals' services as directors of Coyote. Without limiting the foregoing, if any Shareholder Designee is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring on or after the Closing, Coyote shall pay as incurred such Shareholder Designee's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith in the same manner as the directors of Coyote that are not Shareholder Designee's. From and after the Closing, Coyote shall maintain in effect directors' and officers' liability insurance in favor of the Shareholder Designees.

                           (b)      Voting Agreements.  From and after the
Closing and for so long as either Shareholder has the right to designate a director pursuant to Section 6.12(a), Coyote shall use its best efforts to cause each person who becomes a director of Coyote (other than any Shareholder Designee) to execute a Voting Agreement.

                           (c)      Strategic Relationships.  After the Closing
and until the fourth anniversary of the Closing Date, Enterprises shall use its best efforts to cause the utilities and non-regulated businesses with which it is affiliated, and those with which it is not affiliated but with which it has relationships, to participate in the rolling out of the Surviving Corporation's services as such services exist on the Closing Date.

                           (d)      Contingent Shares. After the Effective Time,
and for a period of four (4)years from the Closing Date, Coyote shall issue to the Shareholders, collectively (and for allocation between the Shareholders


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
seventy percent (70%) to Conrad and thirty percent (30%) to Enterprises), two shares of Coyote Common Stock for every customer obtained by the Surviving Corporation (or any Affiliate thereof) following the Closing; provided, however, that each such customer shall be subject to the prior approval of Coyote (which approval shall not be unreasonably withheld, conditioned or delayed) and provided, further, that each such customer shall purchase merchandise and/or services through the Surviving Corporation's electronic commerce systems with an aggregate retail price of $100 or more during any continuous thirty (30) month period before shares of Coyote Common Stock shall be issuable under this Section 6.12(d) with respect to that customer. For purposes of this Section 6.12, a "customer" includes, but is not limited to, a subscriber to the Surviving Corporation's electronic commerce system (whether or not such customer is then a customer or prospect of the Surviving Corporation, Enterprises or the current or future Affiliates of Enterprises). Shares of Coyote Common Stock to be issued pursuant to this Section 6.12(d) shall be issued to the Shareholders on a quarterly basis, in arrears, and not later than the tenth Business Day after the end of each calendar quarter. The number of shares of Coyote Common Stock to be issued pursuant to this Section 6.12(d) for each customer shall be subject to adjustment in the event of any stock split, stock combination or other similar transaction or recapitalization. Notwithstanding the foregoing, Coyote shall have no obligation to issue additional shares of Coyote Common Stock pursuant to this Section 6.12(d) if such additional shares would cause the number of shares of Coyote Common Stock that have been issued pursuant to this Section 6.12(d) to exceed thirteen percent (13%) of the total number of shares of Coyote Common Stock outstanding as of the Closing Date (assuming, for purposes of this calculation, the issuance of all shares of Coyote Common Stock issuable at the Effective Time, the issuance of all shares of Coyote Common Stock underlying the Series C Preferred Stock and the exercise of all options, warrants and other rights to acquire Coyote Common Stock (whether or not then vested) outstanding as of the Closing Date and the conversion of all securities outstanding as of the Closing Date that are convertible (either as of the Closing Date or at any time thereafter) into shares of Coyote Common Stock) (as such number may be equitably adjusted for stock splits, stock combinations or other similar transactions or recapitalizations).

                           (e)      Registration of Registrable Securities.

                                    (i)     Within 120 days after the Closing
Date, Coyote shall file with the SEC a shelf registration statement under Rule 415 of the Securities Act on Form S-1 (or any successor form thereto) covering the sale or other distribution of all of the Registrable Securities, and shall keep such shelf registration statement effective until all Registrable Securities have been sold. If such shelf registration statement is not filed within 120 days after the Closing Date, or if such shelf registration statement is not declared effective by the SEC before the first anniversary of the Closing Date, then Coyote shall issue to each Shareholder on the fifth Business Day following such first anniversary of the Closing Date such number of additional shares of Coyote Common Stock as is equal to twelve percent (12%) of the aggregate number of Registrable Securities held by such Shareholder on such first anniversary of the Closing Date (the "Additional Securities"). Coyote shall amend the shelf registration statement from time to time at the request of either Shareholder to include in such registration statement Registrable Securities issued to such Shareholder subsequent to the filing of the registration statement (or any amendment thereto) with the SEC. Coyote shall notify each Shareholder promptly (A) when the shelf registration statement or any amendment or supplement thereto has been filed and when the same (as amended or supplemented, as the case may be) has become effective, (B) of the issuance


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
by the SEC or any state securities authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by Coyote of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (D) of the happening of any event or the discovery of any facts that makes any statement made in the registration statement, the prospectus constituting a part thereof or any document incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, the prospectus constituting a part thereof or any document incorporated therein by reference in order to make the statements therein not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Coyote shall make every effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible time. Coyote shall timely file all reports required to be filed by it under Section 13 or Section 15(d) of the Exchange
Act. The issuance of Additional Securities shall not constitute a waiver of Shareholders' right to seek specific performance of this Section 6.12(e).

                                    (ii)    The Shareholders agree that no
Shareholder may participate in or have its shares of Coyote Common Stock included in any such shelf registration statement unless such Shareholder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or to ensure compliance with the requirements of the Securities Act.

                                    (iii)   In addition to the information
required to be provided in a notice and questionnaire by each Shareholder to Coyote, Coyote may require each Shareholder to furnish to Coyote such additional information regarding each Shareholder and such Shareholder's intended method of distribution of the Coyote Common Stock as Coyote may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each Shareholder agrees to notify Coyote as promptly as practicable of any inaccuracy or change in information previously furnished by such Shareholder to Coyote or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Shareholder or such Shareholder's intended method of disposition of the Coyote Common Stock or omits to state any material fact regarding such Shareholder or such Shareholder's intended method of disposition of the Coyote Common Stock required to be stated therein or necessary to make statements therein not misleading in light of the circumstances then existing, and promptly to furnish to Coyote any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Shareholder or the disposition of the applicable Coyote Common Stock an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                           (f)      Issuance of Warrant.  Coyote shall issue to
Enterprises a warrant, exercisable for 3,200,000 shares of Coyote Common Stock at an exercise price of $20.00 per share in substantially the form attached hereto as Exhibit D (the "Warrant") if and when Coyote and/or its Affiliates have delivered 25,000 screen phones in the aggregate to persons or businesses that are, at the time of delivery to such person or business, customers of Enterprises or any of Enterprises' Associates (including, without limitation, utility and non-utility Associates), all as reasonably determined jointly by Enterprises and Coyote. Upon the request of Enterprises, Coyote shall provide to Enterprises all documentation and information reasonably requested by Enterprises, and upon reasonable prior notice by Enterprises (but not less than ten (10) days), Coyote shall provide Enterprises access to the books and records of Coyote and its Affiliates during normal business hours, so that Enterprises can make the determination as aforesaid. The Warrant shall be issued no more than ten (10) Business Days following the determination that the above described condition is met. The number of shares of Coyote Common Stock issuable upon exercise of the Warrant, and the exercise price per share of Coyote Common
Stock, shall each be subject to adjustment in the event of any stock split, stock dividend, or other similar event, or in the event of a merger, sale of assets or other transaction, in the same manner and to the same extent that the Warrant would be adjusted pursuant to Article 2 of the Warrant if the Warrant were issued and outstanding at the date of the event (or the record date with respect thereof, if applicable) giving rise to such adjustment. If any dispute arises between Enterprises and Coyote pursuant to this Section 6.12(f) such dispute shall be resolved in accordance with the provisions of Section 10.2.

                  6.13 Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the Party incurring such Expense; provided, however, that the expenses incurred by the Company shall be paid by the Shareholders. For purposes of this Agreement, "Expenses" consist of all out-of-pocket expenses (including, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of the Coyote Shareholder Approval and the preparation, printing, filing and mailing of documents in connection therewith and all other matters related to the closing of the transactions contemplated hereby.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

                  7.1 Conditions Precedent to Obligations of the Company and the Shareholders. The obligation of the Company and each Shareholder to consummate the Merger is subject to the fulfillment (or waiver in writing by the Company or such Shareholder) at or prior to the Closing Date of the following conditions:

                           (a)      Representations and Warranties.  Each of the
representations and warranties of Coyote contained in Article 5 of this Agreement shall be true and correct in all material respects as of the Closing Date (except for such representations and warranties as are made as of a specified date, which shall be true and correct in all material respects as of such specified date);

                           (b)      Covenants.  All the covenants in this
Agreement to be complied with and performed by Coyote on or before the Closing Date shall have been duly complied with and performed in all material respects;

                           (c)      Officer's Certificate.  A certificate in
form and substance acceptable to the Shareholders to the effect that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled, dated the Closing Date and signed by an authorized executive officer of Coyote, shall have been delivered to the Shareholders and to the Company;

                           (d)      No Injunction.  No order shall have been
entered and shall have remained in effect in any action or proceeding before any Governmental Body that would prohibit or make illegal the consummation of the Merger;

                           (e)      Nasdaq Listing.  Evidence acceptable to the
Shareholders that the Registrable Securities have been approved for listing on the Nasdaq National Market, subject to official notice of issuance, shall have been delivered to the Shareholders;

                           (f)      Group Long Distance.  The (i) acquisition by
INET Interactive Network System, Inc. of the assets of Group Long Distance, Inc. and (ii) merger of Coyote-GLD Acquisition, Inc. with and into Group Long Distance, Inc., with Group Long Distance, Inc. continuing as a Coyote Subsidiary, each shall have been consummated;

                           (g)      Regulatory Approvals.  All notices, reports
and other filings required to be made prior to the Effective Time by Coyote with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by Coyote from, any Governmental Body in connection with the execution and delivery of this Agreement and the consummation of the Merger shall have been made or obtained, as the case may be; and

                           (h)      Deliveries.  Coyote and Employee shall have
delivered the documents and other items required to be delivered by each of them at the Closing pursuant to Section 2.8 of this Agreement.

                  7.2 Additional Condition Precedent to Obligations of Enterprises. The obligation of Enterprises to consummate the Merger is further subject to the condition precedent that the Board of Directors of Enterprises shall have approved, in its sole and absolute discretion, this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

                  7.3 Conditions Precedent to Obligations of Coyote. The obligation of Coyote to consummate the Merger is subject to the fulfillment (or waiver in writing by Coyote) at or prior to the Closing Date of the following conditions:

                           (a)      Representations and Warranties.  Each of
the representations and warranties of the Company and the Shareholders contained in Articles 3 and 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (except for such representations and warranties as are made as of a specified date, which shall be true and correct in all material respects as of such specified date);

                           (b)      Covenants.  All the covenants in this
Agreement to be complied with and performed by the Shareholders on or before the Closing Date shall have been duly complied with and performed in all material respects;

                           (c)      Officer's Certificates.  Certificates, each
in form and substance acceptable to Coyote, to the effect that the conditions set forth in Section 7.2, Section 7.3(a) and Section 7.3(b) have been fulfilled, dated the Closing Date and signed by the Company, Conrad and an authorized executive officer of Enterprises, as applicable, shall have been delivered to Coyote;

                           (d)      Coyote Shareholder Approval.  The Coyote S
hareholder Approval shall have been obtained;

                           (e)      Regulatory Approvals.  All notices, reports
and other filings required to be made prior to the Effective Time by the Company or either Shareholder with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or either Shareholder from, any Governmental Body in connection with the execution and delivery of this Agreement and the consummation of the Merger shall have been made or obtained, as the case may be; and

                           (f)      Deliveries.  The Shareholders, the Company
and the Employee shall have delivered to Coyote the documents and other items required to be delivered by each of them at the Closing pursuant to Section 2.8 of this Agreement.

                                    ARTICLE 8

                                   TERMINATION

                  8.1 Termination. This Agreement may be terminated prior to the Closing and the transactions contemplated hereby abandoned as follows:

                           (a)      by the mutual written consent of each
Shareholder and Coyote at any time prior to the Closing;

                           (b)      by any Party if a final, non-appealable
order to restrain or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any Governmental Body of competent jurisdiction;

                           (c)      by the Shareholders, acting together, if the
Closing shall not have occurred on or before August 31, 2000 (the "Termination Date"); provided, that the Shareholders shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c) if the failure results primarily from the breach by the Shareholders of any of their representations, warranties or covenants contained in this Agreement; or

                           (d)      by any Party, if the Coyote Shareholder
Approval is not obtained at the meeting of Coyote's stockholders called pursuant to Section 6.4, including any adjournment or postponement thereof.

                  8.2 Effect of Termination. Except as provided in Article 9, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any Party, and all rights and obligations of each Party hereto shall cease; provided, however, that nothing in this Agreement shall relieve any Party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

                                    ARTICLE 9

                            SURVIVAL; INDEMNIFICATION

                  9.1 Survival. All representations and warranties set forth herein shall survive the Closing, but no claim may be made with respect to any breach of any representation or warranty hereunder after the twenty-fourth
(24th) month anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 3.1, 4.1, 4.2, 5.3 and 5.5 shall survive without limitation as to time. The agreements and covenants of the Parties set forth in Section 6.12, Section 6.13, Article 8, Article 9 and
Article 10 of this Agreement shall survive the Closing.

                  9.2      Indemnification by the Shareholders.

                           (a)      By Enterprises.  Subject to Section 9.6
below, Enterprises shall severally indemnify, defend, save and hold Coyote and its officers, directors, employees, Affiliates and agents (including, after the Closing, the Surviving Corporation) (collectively, "Coyote Indemnitees") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses, including reasonable attorneys' fees (collectively, "Coyote Damages") asserted against, imposed upon, resulting to or incurred by any of the Coyote Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach of any of the representations and warranties made by Enterprises in this Agreement, but only if a claim with respect thereto is made within the time limits, if any, prescribed by the first sentence of Section 9.1 or (ii) a breach of any of the covenants or agreements made by Enterprises in or pursuant to this Agreement and in any Transaction Document to which Enterprises is a party.

                           (b)      By Conrad and Employee.  Subject to Section
9.6 below, Employee and Conrad shall jointly and severally indemnify, defend, save and hold the Coyote Indemnitees harmless from and against all Coyote Damages asserted against, imposed upon, resulting to or incurred by any of the Coyote Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach of any of the representations and warranties made by the Company, Employee or Conrad in this Agreement, but only if a claim with respect thereto is made within the time limits, if any, prescribed by the first sentence of Section 9.1, (ii) a breach of any of the covenants or agreements made by the Company, Employee or Conrad in or pursuant to this Agreement and in any Transaction Document to which the Company, Employee or Conrad is a party, (iii) the Memorandum of Understanding between SMI and PBNV executed on July 30, 1999, or (iv) a breach of the covenants and agreements set forth in the nondisclosure agreements transferred to the Company pursuant to the terms of the Assignment and Assumption Agreement dated May 1, 2000 between the

Company and HomeAccess MicroWeb, LLC, which occur prior to the Closing Date, or any other liabilities incurred by the Coyote Indemnitees under such agreements after the Closing Date, which liabilities are not the result of or caused by the actions or inaction of the Coyote Indemnitees; provided, however, that Conrad and her Affiliates, other than Employee, shall not be required to indemnify the Coyote Indemnitees under the Promissory Note and the Personal Services Agreement except to the extent set forth in the Pledge Agreement.

                  9.3 Indemnification by Coyote. Subject to Section 9.6 below, Coyote shall indemnify, defend, save and hold each Shareholder and their respective officers, directors, employees, Affiliates and agents (collectively, "Shareholder Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses, including reasonable attorneys' fees (collectively, "Shareholder Damages") asserted against, imposed upon, resulting to or incurred by any of the Shareholder Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from, (i) a breach of any of the representations and warranties made by Coyote in this Agreement, but only if a claim with respect thereto is made within the time limits, if any, prescribed by the first sentence of Section 9.1 or (ii) a breach of any of the covenants or agreements made by Coyote in or pursuant to this Agreement and in any Transaction Document to which Coyote is a party.

                  9.4 Notice of Claims. If any Coyote Indemnitee or Shareholder Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Coyote Damages or Shareholder Damages ("Damages") for which it is entitled to indemnification under this Article 9, or if any legal, governmental or administrative proceeding which may result in such damages is threatened or asserted, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section 9.4 shall not affect any of such party's rights under this Article except to the extent such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

                  9.5 Third Party Claims. In case any legal, governmental or administrative proceeding which may result in such Damages is instituted, threatened or asserted by or against a third party with respect to which an Indemnified Party intends to claim any Damages and the Indemnified Party notifies the Indemnifying Party of such proceeding as provided in Section 9.4, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Article 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such proceeding.

                  9.6 Limitation on Damages. Notwithstanding any provision under this Article 9 to the contrary, no Party shall have any indemnity liability with respect to a breach of any of the representations and warranties made by that Party in this Agreement until the aggregate amount of Damages incurred by the other Party with respect to such breaches by the first Party exceeds the sum of $50,000, but if the aggregate amount of such Damages exceeds $50,000, indemnification shall be made to the full extent of Damages; provided, however, that, the foregoing limitations shall not apply to any matter relating to title to the Company Common Stock, the Company Preferred Stock, the Series C Preferred Stock or the Coyote Common Stock. In no event shall the liability of Enterprises under this Article 9 exceed One Million Two Hundred Seventy Five Thousand Dollars ($1,275,000) and in no event shall the liability of Conrad and Employee under this Article 9 exceed Two Million Nine Hundred Seventy Five Thousand Dollars ($2,975,000) in the aggregate; provided, however, that the limitations on the liability of any Indemnifying Party set forth in this Article 9 shall not apply, and no other remedy at law or in equity that an Indemnified Party may have against an Indemnifying Party but for the provisions of this Article 9 shall be limited or restricted, in the event of such Indemnifying Party's actual fraud; and provided, further, that any claims by Enterprises arising out of or related to its purchase of securities from the Company (as contemplated by Section 6.11) shall be made solely against Conrad and Employee and not the Company or Coyote. All Damages payable hereunder shall be paid promptly in cash. The Parties acknowledge and agree that the provisions of this Article 9 shall be the sole and exclusive remedy of any Party for any and all breaches of the representations and warranties of any other Party or the failure of any other Party to perform any covenant or other agreement set forth in this Agreement; provided, however, that the foregoing shall not constitute a waiver of any Party's right to seek specific performance of any provisions of this Agreement.

                  9.7 No Circular Recovery. No Shareholder will be entitled to make any claim for indemnification against the Surviving Corporation or any of its Affiliates by reason of the fact that such Shareholder (or any of his, her or its officers, directors, agents or other representatives) was a controlling person, director, officer, employee, agent or other representative of the Company or of any of its Affiliates or was serving as such for another Person at the request of the Company or any of its shareholders or Affiliates (whether such claim is for losses of any kind or otherwise and whether such claim is pursuant to any statute, charter, by-law, contractual obligation or otherwise) with respect to any action brought by Coyote or the Surviving Corporation against such Shareholder or the Shareholders generally (whether such action is pursuant to this Agreement, applicable law, or otherwise).

                                   ARTICLE 10

                                  MISCELLANEOUS

                  10.1 Representations. Each Party agrees that, except for the representations and warranties contained in this Agreement, no Party has made any other representations and warranties, and each Party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other Party or any Party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  10.2 Dispute Resolution. Any dispute between a Shareholder and Coyote under Section 6.12(f) or Section 6.12(a) shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Los Angeles, California. The arbitration proceeding shall be conducted by one arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the following procedures and time schedules unless otherwise mutually agreed to by such Shareholder and Coyote: (i) within ten (10) days after the appointment of the arbitrator, such Shareholder and Coyote shall provide the arbitrator with all documents, records and supporting information reasonably necessary to resolve the dispute and a hearing on such dispute shall be held; (ii) within three (3) days after the hearing, the arbitrator shall render his or her decision; (iii) such Shareholder and Coyote shall each be entitled to present the testimony of up to two (2) individuals, which testimony shall not exceed four (4) hours in the aggregate; and (iv) no discovery shall be allowed. The decision or award of the arbitrator shall be final and binding upon such Shareholder and Coyote to same extent and to the same degree as if the matter had been adjudicated by a court of competent jurisdiction and shall be enforceable under the Federal Arbitrations Act. The costs and expenses of the arbitration and of the prevailing party (including reasonable attorneys' fees) shall be paid by the non-prevailing party.

                  10.3 Waiver. Except as expressly provided in this Agreement, neither the failure nor any delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the Party against whom the waiver is sought to be enforced.

                  10.4 Assignment. This Agreement (and all rights hereunder) shall be binding on and inure to the benefit of the Parties hereto and their successors and assigns.

                  10.5 Notices. Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in Person or sent by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by telex, facsimile or telecopy to the address of such party set forth below. Any such notice shall be effective upon receipt or three days after placed in the mail, whichever is earlier.

                 If to Coyote:

                          Coyote Network Systems, Inc.
                          4360 Park Terrace Drive
                          Westlake Village, CA 91316
                          Attention: Timothy G. Atkinson, General Counsel Facsimile No.:

                 With copies to:

                          Morrison & Foerster, LLP
                          370 17th Street, Suite 5200
                          Denver, CO 80202
                          Attention :  Warren L. Troupe, Esq.
                          Facsimile No. : (303) 592-1510

                 If to the Company, Conrad or Employee:

                          Primary Knowledge, Inc.
                          c/o Jerry Conrad
                          9500 Toledo Way
                          Irvine, California 92618-1806

                 With copies to:

                          Cassady & Klein
                          908 Kenfield Avenue
                          Los Angeles, CA 90049
                          Attention :  Raymond M. Klein, Esq.
                          Facsimile No. : (310) 471-3006

                          And:

                          DQE Enterprises, Inc.
                          One Northshore Center
                          Suite 100
                          12 Federal Street
                          Pittsburgh, PA 15212
                          Attention: President
                          Facsimile No.:  (412) 231-2140

                 If to Enterprises, to the address set forth above, with a copy to:

                          Kirkpatrick and Lockhart LLP
                          1500 Oliver Building
                          Pittsburgh, PA 15222
                          Attention :  David J. Lehman, Esq.
                          Facsimile No.:  (412) 355-6501.

                           Any Party  may,  by notice so  delivered,  change its
address for notice purposes hereunder.

                  10.6 Further  Assurances.  After the Closing each Party hereto at the reasonable request of the other Party hereto and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time, such further certificates, agreements or instruments of conveyance and transfer, assumption, release and acquittance and shall take such other action as the other Party hereto may reasonably request, to consummate or implement the transactions contemplated by this Agreement.

                  10.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted. If any provision is inapplicable to any Person or circumstance, it shall, nevertheless, remain applicable to all other Persons and circumstances.

                  10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

                  10.9 Construction. Any section headings in this Agreement are for convenience of reference only, and shall be given no effect in the construction or interpretation of this Agreement or any provisions thereof. No provision of this Agreement will be interpreted in favor of, or against, any Party by reason of the extent to which any such Party or its counsel participated in the doing thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  10.10 Entire Agreement; Amendment. This Agreement, the exhibits hereto, each of which is deemed to be a part hereof, and any other agreements, instruments or documents executed and delivered by the Parties (or their Subsidiaries) pursuant to the express terms of this Agreement, constitute the entire agreement and understanding between the Parties, and it is understood and agreed that all previous undertakings, negotiations and agreements between the Parties regarding the subject matter hereof are merged herein; provided, however, that the confidentiality agreement entered into between the Company and Coyote shall remain in full force and effect. Without limitation of the foregoing, the Letter of Intent dated April 3, 2000, as amended by the letter agreement dated April 27, 2000, is hereby terminated of no further force or effect. This Agreement may not be modified orally, but only by an agreement in writing signed by each of the Parties.

                  10.11 No Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.

                  10.12 Public Announcements. Coyote and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement until the content thereof has been approved by the other party, which approval shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the Nasdaq National Market if it has used reasonable efforts to consult with the other party. Each of Coyote and the Company shall make all necessary filings with Governmental Authority and shall promptly provide the other party with copies of filings made by such party between the date hereof and the Effective Time.

                  IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the date first written above.

                                           COYOTE NETWORK SYSTEMS, INC.


                                           By /s/James R. McCullough
                                              --------------------------
                                              James R. McCullough
                                              Chief Executive Officer


                                           PRIMARY KNOWLEDGE, INC.


                                           By /s/Jerry Conrad
                                              --------------------------
                                              Jerry Conrad
                                              President


                                           DQE ENTERPRISES, INC.


                                           By /s/Thomas A. Hurkmans
                                              --------------------------
                                              Thomas A. Hurkmans
                                              President

                                           EMPLOYEE

                                              /s/Jerry Conrad
                                              --------------------------
                                              Jerry Conrad

                                           CONRAD

                                              /s/Barbara Conrad
                                              --------------------------
                                              Barbara Conrad

                                JOINDER AGREEMENT

         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby joins in the Agreement and Plan of Merger (the "Merger Agreement") dated May ___, 2000 among Coyote Network Systems, Inc., Primary Knowledge, Inc., DQE
Enterprises, Inc., Barbara Conrad and Jerry Conrad to which this Joinder Agreement is attached solely for the purpose of agreeing to be bound by the provisions of Section 6.6 of said Merger Agreement. By signing below, the undersigned agrees that it will execute and deliver the Voting Agreement at the Closing.

         Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

         The undersigned intends to be legally bound hereby.

                                    [                   ]

                                    ---------------------------------------



Dated:  May ___, 2000